As filed with the Securities and Exchange Commission on March 17, 2003
Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZOOLINK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	91-1007473
(State or Other Jurisdiction of	(IRS Employer Identification
Incorporation or Organization)	Number)

#510-601 West Hastings Street, Vancouver, British Columbia, Canada V6B 5A6
(Address of Principal Executive Offices)(Zip Code)

2003 STOCK OPTION PLAN
(Full title of the Plan)

Ali Shawkat President and Director ZooLink Corporation #510-601 West Hastings Street Vancouver, British Columbia Canada V6B 5A6 (604) 638-5465 (Name, address and telephone number of agent for service)	Edward L. Mayerhofer Morton & Company Barristers & Solicitors 1200 - 750 West Pender Street Vancouver, British Columbia Canada V6C 2T8 (604) 681-1194 (With Copies to the above)

CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed
		Offering	Maximum	Amount of
Title of	Amount to be	Price Per	Aggregate	Registration
Securities to be Registered(1)	Registered	Share	Offering Price	Fee

ZooLink Corporation
2003 Stock Option Plan
Common Stock $0.001 par value	255,000	0.10(2)	$25,500	$2.07
Common Stock $0.001 par value	582,475	0.40(2)	$232,990	$18.87
Common Stock $0.001 par value	1,162,525	1.00(3)	$1,162,525	$94.16
TOTAL	2,000,000		$1,421,015	$115.10

(1)	Consists of common shares of ZooLink to be issued or delivered under the ZooLink 2003 Stock Option Plan. Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar events.

(2)	Represents the exercise price of options granted pursuant to the ZooLink 2003 Stock Option Plan, which are outstanding and unexercised as at the date of this registration statement.

(3)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, for options not yet granted, and based upon the average of the high and low trading prices for a common share of ZooLink as reported on the OTC Bulletin Board quotation service on March 12, 2003.

EXPLANATORY NOTE

We have prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 2,000,000 shares of common stock of ZooLink Corporation (“ZooLink”) which have been reserved for issuance under ZooLink’s 2003 Stock Option Plan dated February 20, 2003 (the “Plan”).

This Registration Statement also registers the reoffer and resale of up to 285,000 shares of common stock by certain shareholders of ZooLink (the “Selling Shareholders”) who may acquire such common shares upon exercise of their options granted pursuant to the Plan. Such common shares when acquired by the Selling Shareholders will be deemed to be “control securities” as defined in the instructions to Form S-8. These securities may be reoffered and resold on a continuous or delayed basis in the future under Rule 415 of the Securities Act. The number of shares included in the reoffer represents the total shares that may be acquired upon exercise of options granted to the Selling Shareholders, and does not represent a present intention to sell all such shares. All sales of control securities will be subject to volume limitations as described in the “reoffer prospectus” forming part of this Form S-8.

This Registration Statement contains two parts. The first part contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 under the Securities Act. The second part contains information required in the Registration Statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the information relating to the Plan specified by Part I is not filed with the United States Securities and Exchange Commission (the “Commission”), but documents containing such information have been or will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 or Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

2

[OUTSIDE FRONT COVER PAGE]

This Prospectus is not an offer to sell securities, nor is it a solicitation of an offer to buy securities, in any state, province or other jurisdiction where the offer or sale would be unlawful.

PROSPECTUS

ZOOLINK CORPORATION

285,000 COMMON SHARES

This reoffer prospectus (the “Prospectus”) relates to 285,000 common shares reserved for issuance, which may be offered and sold to the public by the selling shareholders, who have, or may in the future, acquire the common shares under ZooLink’s 2003 Stock Option Plan. The selling shareholders may not have a present intention to sell all or any shares acquired under the Plan and sales by the selling shareholders are subject to volume limitations.

The price at which a selling shareholder may sell a common share will be determined by the prevailing market price for a common share or through a privately negotiated transaction. ZooLink will not receive any of the proceeds from the sale of the common shares, however we will receive the proceeds from the exercise by the Selling Shareholders of the options granted under the Plan.

Our common stock is not listed on a national securities market or the Nasdaq Stock Market. Our common stock is quoted on the Over-the-Counter Bulletin Board under the trading symbol “ZLNK”.

The mailing address of our principal executive offices is #510 – 601 West Hastings Street, Vancouver, British Columbia, V6B 5A6 and our telephone number is (604) 638-5465.

YOU SHOULD CAREFULLY CONSIDER THE RISKS ASSOCIATED WITH AN INVESTMENT IN OUR COMMON SHARES, WHICH ARE DISCUSSED BEGINNING ON PAGE 3 OF THIS PROSPECTUS UNDER THE HEADING "RISK FACTORS/FORWARD-LOOKING STATEMENTS."

The common shares offered or sold under this Prospectus have not been approved or disapproved by the United States Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offence.

The date of this Prospectus is March 17, 2003

NOTE: No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by us, the selling shareholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

ZOOLINK CORPORATION

We are a developer of next generation Intelligent Internet Data Centers. These next generation data centers will each operate as a replicable business unit with upgraded and packaged services being offered to customers. In connection with our data center business strategy, we have developed a family of proprietary software technologies, and are developing a proprietary software technology called RADSysTM. RADSysTM provides continuous diagnostic feedback to our customers, including reporting, analyzing, and diagnosing their Internet infrastructure. We use the term Intelligent Data Centers to describe these business units which will use our proprietary management software. These Intelligent Data Centers will serve as the platform for our Web based services including server co-location, web-hosting, dedicated hosting and related managed services. Our services are also ideal for Web-centric businesses, such as Internet Service Providers (ISPs), Application Service Providers (ASPs), Content Providers and Carriers. Our customers primarily use our services to maintain complex computer equipment in a secure, fault-tolerant environment with connectivity to a high-speed, high-capacity, direct link to the Internet and to support complex Internet applications.

Since 1998, ZooLink Communications Ltd. has traditionally been a provider of Internet access and networking services, more recently with an emphasis on high speed wireless connectivity within a wide area network. Our primary services include providing internet access over telecommunications lines, and over fixed wireless networks. We also offer web-hosting, server co-location, and managed hosting services.

Our business is principally operated through our wholly owned subsidiary, ZooLink Communications Ltd. Our principal executive offices are located at #510-601 West Hastings Street, Vancouver, British Columbia, Canada V6B 5A6, and our phone number is (604) 638-5465.

On November 21, 2002, we completed the acquisition of ZooLink Communications Ltd., whereby we acquired our present business. Prior to the acquisition we had no substantive business operations other than evaluating and negotiating potential mergers with suitable target companies. Prior to the acquisition of ZooLink Communications Ltd., our name was NetJ.com Corp.

RISK FACTORS

You should carefully consider the following factors and other information in this prospectus and in our previous and future quarterly and annual reports on Forms 10-QSB and 10-KSB when you evaluate our business and the forward-looking statements that we make in this prospectus.

Risks associated with our co-location business strategy

Our business plan requires additional financing in order to fund expenses associated with acquisition of data centers and marketing of our server co-location, shared hosting and related services. If we are unable to obtain additional financing our future growth will be jeopardized.

Our new business strategy involves the acquisition and upgrading of existing data centers, in conjunction with a marketing and sales initiative to attract new co-location and web hosting customers. As a result of expenses associated with the operation of our ISP services and the development and implementation of our new business strategy , we have incurred losses of $1,349,288 during the ten month period ended June 30, 2002, compared with $723,979 for the fiscal year ended August 31, 2001. For the six month period ended December 31, 2002 we incurred losses of $546,411 compared with a loss of $660,378 during the same period of the prior year. Accordingly, we cannot fund the development of our co-location business from existing revenue sources. We recently completed a financing of $1,128,315 (US$715,000), however in order to carry out our business strategy as contemplated in our business plan we require an additional US$300,000 for the development and marketing of our data centers. If we are not successful at raising this additional amount, and if revenues from operations prove insufficient, we may have to reduce expenses associated with all operations in order to avoid continued losses. The ability to raise financing is subject to market conditions, which currently do not favour investments in Internet services companies. A reduction in expenses would jeopardize our ability to carry out our new business strategy and consequently reduce or eliminate future growth which would adversely affect the value of an investment in our company.

Our data center acquisition strategy requires the availability of existing data-centers at low acquisition costs, which depends on the continued contraction of the Internet services industry.

We believe the Internet services industry is currently experiencing a period of contraction, where excess capacity in the marketplace is resulting in many companies that developed data centers at high cost ceasing operations. This has resulted in a unique market condition whereby data centers can be found and acquired at liquidation pricing. We believe that this condition is part of the contraction phase in the industry, and as excess capacity is removed due to the liquidation or consolidation of data centers, the cost of locating and acquiring an existing data center will increase. We also believe that this industry phase provides an opportunity for consolidation among co-location service providers that are not profitable as separate entities, but could be profitable on a consolidated basis due to reduction in duplicated costs. Our strategy requires that we acquire data centers while acquisition costs are favourable. Our strategy also requires that we acquire co-location customers through consolidation with other co-location providers. Accordingly, we require the current market conditions to exist for the duration of the implementation phase of our new business strategy. There is no guarantee that such conditions will continue to exist, in which case our growth and earnings potential will be adversely affected.

We cannot be certain that the market will provide sufficient support to generate an economically viable level of sales of our new services. We may not be successful at achieving a profitable level of sales of our co-location services.

The success of our business plan is largely contingent upon our ability to implement and market our server co-location business. As our marketing initiatives with respect to our co-location services are in their start-up stage, we do not know whether we will be able to attract a customer base sufficient to operate at a profit. Operations of our data centers are currently not profitable as we have just commenced this new business strategy. We cannot assure that we will be able to attract or acquire a profitable level of customers to our co-location data centers. If we are unsuccessful at marketing and selling our product in sufficient quantities, our results of operation and the value of an investment in our company will likely decrease.

Risks associated with our ISP Services

In current market conditions, due to small margins and industry trends, we do not expect significant growth in sales or profitability from our traditional ISP business.

Our revenues from our existing ISP services, including internet connectivity and hosting services was $1,247,867 for the year ended August 2001, and $816,228 for the ten month period ended June 30, 2002. This represents an annualized decrease of 22%. For the six month period ended December 31, 2002 revenues were $467,936 compared with $534,469 in the same period the previous year. We believe that the ISP services industry will not provide us with a source for significant growth and profitability based on current market conditions. While we have implemented a cost-reduction program to reduce over-all expenses associated with these operations, we believe the growth potential is limited, and accordingly are focusing on the higher margin services such as web-hosting, server co-location and related enhanced services. If we are not successful at implementing our new business strategy, we may not be able to reach profitability from our existing operations. This would have a negative impact on the value of our company.

Market Acceptance for our Fixed Wireless Communications Services is not established. There is no guarantee that these services will be commercially viable.

Our wireless services are relatively new and we compete with a wide variety of alternative communications solutions. Although we use various technologies to deliver broadband services, our fixed wireless services to provide last-mile connectivity differentiates us from the vast majority of our competitors. Our fixed wireless services may not achieve wide market acceptance relative to the alternative technologies used by competitors to provide last-mile broadband communications services, such as digital or DSL technology, cable Internet, fibre-optic lines and satellite based wireless systems. The failure of our fixed wireless services to gain wide market acceptance relative to these or other technologies may render us unable to meet operational and financial objectives and may have an adverse effect on its business operations and financial condition.

Network failure or delays and errors in transmissions expose us to potential liability, which if successfully claimed could have an adverse effect on our financial position.

Our network will use a collection of communications equipment, software, operating protocols and proprietary applications for the high speed transportation of large quantities of data among multiple locations. Given the complexity of our network, it may be possible that data may be lost or distorted. Delays in data delivery may cause significant losses to a customer using our network. Our network may also contain undetected design faults and software bugs that, despite its testing and usage, may be discovered only at a later date. The failure of any equipment or facility on the network could result in the interruption of customer service until we effect necessary repairs or install replacement equipment. These failures, faults or errors could expose us to liability claims which if successful could significantly impact our earnings if any.

Government regulations may increase our costs or affect our ability to provide our products and services

Industry Canada has exclusive jurisdiction over the use of the electromagnetic spectrum (i.e., wireless services), regulated pursuant to the Radiocommunication Act, R.S.C. 1989, c. R-2, as amended and the regulations thereunder. Municipalities and other local jurisdictions may regulate limited aspects of our business by, for example, imposing zoning and building permit requirements. We are also subject to taxation at the federal and provincial levels and may be subject to varying taxes and fees from local jurisdictions. Our wireless networks operate in a radio spectrum not requiring licensing from Industry Canada under current regulations. However, changes in the federal law, or the interpretation of the existing law, may cause increased regulation of our business or restrictions on the unlicensed radio spectrum currently used in our wireless networks. Future changes in the federal law, or the interpretation of the existing law, relating to the Internet and the use of private information especially with respect to the sale and transmission of private information could materially adverse us and our operations.

General Risks associated with our business and the market for ZooLink shares

The Internet services industry is intensively competitive, and is currently characterized by excess capacity in the industry. Our services and prices must present a competitive advantage to attract customers or we may not be successful at attracting sufficient new customers or retaining existing customers.

We face intense competition with regional, national and global companies in each of the markets in which we operates. We may not be able to effectively compete in these markets. In the ISP market, many of our competitors are well-established and have larger and better developed networks and systems, longer-standing relationships with customers and suppliers, greater name recognition and have access to significantly greater financial, technical and marketing resources. Many of these companies have the ability to subsidize competing services with revenues from a variety of other services. Moreover, the growing consolidation of companies and formation of strategic alliances within the communications and media industries could give rise to more powerful competitors. Other companies may have a similar strategy to ours and may be better positioned to acquire data-centers and other co-location companies. Our ability to compete requires that we develop products and services that give us a competitive advantage over our competitors. We must also increase awareness of and differentiate our services among our potential customers. Our ability to remain competitive and attract new customers is not proven, and in particular our new server co-location strategy is unproven. We cannot assure you that we will be able to continue to effectively compete in our markets or increase its sales volume in response to increased competition. Our inability to compete effectively may limit our growth.

The loss or unavailability of Ali Shawkat, our President for an extended period of time could adversely affect our business operations and prospects.

Our success depends, to a significant degree, upon the effort and skill of Ali Shawkat, our President and co-founder of ZooLink. We do not maintain key man insurance on Mr. Shawkat. Due to his knowledge of our operations and products, the loss, incapacity, or unavailability of Mr. Shawkat could have a material adverse effect on the business, financial condition or results of our operations, which would likely result in a decrease in the value of an investment in our common stock.

Because our common stock will likely trade at prices below US$5.00 per share, and because we will not be listed on a national exchange, there are additional regulations imposed on broker-dealers trading in our shares that may make it more difficult for you to resell our shares.

Because of rules that apply to shares with a market price of less than US$5.00 per share, known as the “penny stock rules”, investors in this offering will find it more difficult to sell their securities. The penny stock rules will probably apply to trades in our shares. These rules in most cases require a broker-dealer to deliver a standardized risk disclosure document to a potential purchaser of the securities, along with additional information including current bid and offer quotations, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

The former shareholders of ZooLink Communications Ltd., including our director and acting together may have the ability to control management and affairs of ZooLink and to deter changes in control.

The former shareholders of ZooLink Communications Ltd., with the exception of warrant-holders that converted prior to the acquisition of their shares by us, collectively hold 41.90% of the issued and outstanding common stock, assuming the conversion of our outstanding warrants, which are immediately convertible without additional payment by the holders of the warrants. Our director and President holds or has voting control over approximately 14.71% of our current issued and outstanding common stock assuming conversion of the outstanding warrants. As a result, such person may have the ability to control most matters submitted to our stockholders for approval, including the election and removal of directors, and to control the management and affairs of ZooLink. Accordingly, such concentration of ownership, may have the effect of delaying, deferring or preventing a change in control of ZooLink, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which limits the ability of our stockholders to participate in opportunities that may increase the value of their stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as “anticipates”, “believes”, “plans”, “expects”, “future”, “intends” or similar expressions. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by the selling shareholders. We will receive proceeds from the selling shareholders upon their exercise of options to acquire the common stock being offered hereunder. Because the timing of our receipt of these proceeds is uncertain, we have no specific plan for their use. The options were granted pursuant to our 2003 Stock Option Plan.

DILUTION

Because the selling shareholders will offer and sell the common shares covered by this prospectus at various times at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions, we have not included information about the dilution (if any) to the public arising from these sales.

PLAN OF DISTRIBUTION

The sale or distribution of the common stock covered by this prospectus may be effected directly to purchasers by the selling shareholders from time to time in the over-the-counter market at prices determined by them at the time of sale. Trades may also be effected through securities dealers authorized to post quotations on the Over-the-Counter Bulletin Board. The shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as an agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resales by that broker or dealer for its own account pursuant to this prospectus; (c) an over-the-counter sale in accordance with the rules applicable to such sales; (d) in ordinary brokerage transactions or transactions in which the broker solicits purchasers; (e) in transactions otherwise than on any stock exchange or in the over-the-counter market; and (f) pursuant to Rule 144. Any of these transactions may be effected at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling shareholder, or by agreement between the selling shareholder and underwriters, brokers, dealers or agents, or purchasers. There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated prior to the sale. The selling shareholders, and any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters, and any profit on the sale of the common stock by them and any discounts, concessions or commissions received by any underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

The offer and sale of our common stock offered under this prospectus will commence promptly upon the date of this prospectus in those jurisdictions where we are legally permitted to offer and sell the common stock. We will continue the offering until all of the shares are sold or until we terminate the offering. There are no pre-existing contractual agreements for any person to purchase the shares.

SELLING SHAREHOLDERS

The common shares to which this prospectus relates are being registered for reoffers and resales by the selling shareholders who may acquire such common shares under the ZooLink 2003 Stock Option Plan as applicable. The shares acquired by such selling shareholders pursuant to the Plan will constitute “control securities”, and as such require the use of this reoffer prospectus in order to be resold. “Control securities” include securities acquired under a registration statement by affiliates of the company. Control securities may be included in a reoffer prospectus only if they have been or will be acquired by the selling security holder pursuant to an employee benefit plan. The affiliates of ZooLink named below may use this reoffer prospectus to offer and sell the number of control securities listed below upon exercise of their options granted pursuant to the 2003 Stock Option Plan. The number of control securities listed below represents the maximum number of shares that may be acquired and subsequently reoffered, upon exercise of stock options by the named individuals. The below amounts should not be construed as a present intention to sell the number of shares being registered for reoffer.

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to the Offering	Maximum Number of Shares being Offered	Number of Shares Beneficially Owned After to the Offering	Percentage of Shares Beneficially Owned After
Ali Shawkat President, CEO and Director	3,264,839	215,000[3]	3,049,839	14.71%
Mudhar Shawkat Former President	3,788,002	70,000[3]	3,718,002	18.06%

[1] This number includes 215,000 shares not currently outstanding but immediately issuable upon exercise of options granted pursuant to the 2003 Stock Option Plan.

[2] This number includes 70,000 shares not currently outstanding but immediately issuable upon exercise of options granted pursuant to the 2003 Stock Option Plan.

[3] These shares may be reoffered upon exercise of the options granted to the named selling shareholders pursuant to the 2003 Stock Option Plan.

[4] Calculated based on 20,514,448 shares issued and outstanding, which assumes the conversion of 2,028,932 warrants of the issuer which are immediately convertible into shares of common stock without additional payment by the holders, plus the issuance of the maximum number of shares issuable upon the exercise of options by each selling shareholder.

Sales of shares under this prospectus by each of the selling shareholders named above within any three month period may not exceed 1% of the then outstanding shares of our common stock.

EXPERTS

The financial statements of ZooLink Communications Ltd., being the parent for accounting purposes after the acquisition by NetJ.com Corp., for the ten month period ended June 30, 2002 and for each of the years in the two year period ended August 31, 2001, are incorporated herein by reference from NetJ.com’s information statement on Schedule 14C, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which have been incorporated by reference, and have been incorporated in reliance upon the reports of such firm upon their authority as experts in accounting and auditing.

Morton & Company, corporate and securities lawyers, has provided a legal opinion in connection with the validity of the shares being issued under the 2003 Stock Option Plan. Morton & Company was not retained on a contingent basis, and will not receive a direct or indirect interest in ZooLink.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of the information on file with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, the Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. We began filing documents with the Commission electronically on September 16, 1999. Our filings with the Commission are also available to the public from commercial document retrieval services. Some of our filings are available at http://www.ZooLink.com.

We filed a Registration Statement on Form S-8 to register with the Commission the common shares offered by this Prospectus. This document is a part of that Registration Statement and constitutes a prospectus of ZooLink. As permitted by Commission rules, this document does not contain all the information you can find in the Registration Statement or exhibits to the Registration Statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document or a document subsequently filed by us. This document incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information about us and our financial performance.

Filings of ZooLink (Commission File No. 0-30442)	Period/Date

· Quarterly Report on Form 10-QSB for the quarter ended
  December 31, 2002

· Current Report on Form 8-K

· Information Statement of NetJ.com Corp. filed on
  Schedule 14C, and particularly the section entitled
  “Management Discussion and Analysis of Operating
  Results of ZooLink” on page 23 of, and the audited
  Financial Statements of ZooLink Communications Ltd.,
  appended thereto.

· Form 10KSB and amendment for the financial year
  ended December 31, 2001

Filed with the SEC on February 14, 2003 Filed with the SEC on February 6, 2003 Filed with the SEC on October 31, 2002 Filed with the SEC on May 21, 2002

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering, shall be deemed to be incorporated by reference into this Prospectus.

Copies of these filings, excluding all exhibits unless an exhibit has been specifically incorporated by reference in this document, are available from us, at no cost, by writing or telephoning us at:

Mr. Ali Shawkat, President ZooLink Corporation. #510-601 West Hastings Street Burnaby, British Columbia Canada V6B 5A6 Tel. (604) 638-5468

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of that document, regardless of the time of delivery of this prospectus or of any sale of common shares.

DISCLOSURE OF COMMISSION POSITION ON INDEMNITY

As authorized by Section 78.751 of the Nevada General Corporation Law, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of ZooLink as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

The effect of these provisions is potentially to indemnify ZooLink's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with ZooLink.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ZooLink pursuant to the foregoing provisions, or otherwise, ZooLink has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents or extracts of documents, which previously have been filed by ZooLink with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

(a)	ZooLink's Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 2002, filed with the Commission on February 14, 2003;

(b)	Netj.com Corp’s Annual Report and Amended Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed with the Commission on May 21, 2002;

(c)	ZooLink’s Current Report on Form 8-K filed with the Commission on February 6, 2003 respecting the change of auditor.

(d)
Section entitled “Management Discussion and Analysis of Operating Results of ZooLink” on page 23 of the Information Statement of NetJ.com Corp., and audited Financial Statements of ZooLink Communications Ltd. appended thereto, filed with the Commission on October 31, 2002.

(e)
All other reports filed by ZooLink pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above; and
(f) All documents filed by ZooLink pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, such documents to form a part hereof, commencing on the respective dates on which the documents are filed.

For purposes of this Registration Statement, any document or any statement deemed to be incorporated by reference herein or contained in an Incorporated Document shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Our Articles of Incorporation authorize the issuance of up to 100,000,000 shares of Common Stock, having a par value of $.001 per share. Each share of common stock has the same rights, privileges and preferences. Holders of the shares of common stock have no pre-emptive rights to acquire additional shares or other subscription rights. They have no conversion rights and are not subject to redemption provisions or future calls by us. As at February 28, 2003, there were 20,514,448 shares of common stock issued and outstanding, which assumes the conversion of 2,028,932 warrants of the issuer which are immediately convertible into shares of common stock without additional payment by the holders, held by 142 shareholders (including 24 warrant holders), including an unknown number of beneficial holders holding through brokerage accounts.

The holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The holders of common stock are not entitled to cumulate their votes. The holders of shares of common stock are entitled to dividends if and when declared by the directors of the company out of funds legally available therefore. The company has not declared dividends and does not expect to do so for the foreseeable future.

In the event of our liquidation, dissolution, or winding-up, either voluntarily or involuntarily, the holders of the outstanding shares of our common stock are entitled to receive a pro rata share of our net assets as are distributable after payment of all liabilities which may then be outstanding, subject to the preferences that may be applicable on any outstanding preferred stock if any.

Our transfer agent is Madison Stock Transfer of 1813 E. 24th Street, Brooklyn, N.Y., telephone (718) 627-4453.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The shares registered herein are being issued to the directors, officers, consultants and employees for services provided to ZooLink. Morton & Company, Corporate Finance and Securities Lawyers was not retained on a contingent basis, and will not receive a direct or indirect interest in ZooLink.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The information with respect to the indemnification of Directors and Officers is incorporated from ZooLink’s reoffer prospectus accompanying this Form S-8 in the section entitled “Disclosure of Commission Position on Indemnity”.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

The presently issued and outstanding stock options granted under the ZooLink 2003 Stock Option Plan were granted in reliance on Regulation S promulgated under the Securities Act of 1933, which provides an exemption from the registration requirements for securities offered and sold by an issuer to non-U.S. residents that were outside of the United States at the time the offer and sale was made. Pursuant to Interpretation G(61) of the SEC Manual of Publicly Available Telephone Interpretations, the shares underlying these options may be registered at any time prior to exercise.

ITEM 8. EXHIBITS.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit table in Item 601of Regulation S-B):

Exhibit
Number	Description
4.1	Articles of Incorporation (1)

4.1a	Amendment to the Articles of Incorporation

4.2	Bylaws (1)

5.1	Opinion of Morton & Company

10.1	2003 Stock Option Plan

23.1	Consent of Deloitte & Touche LLP, Independent Auditors

23.2	Consent of Chisholm & Associates, Independent Auditors

23.3	Consent of Counsel (see Exhibit 5.1)

(1)	Incorporated by reference from the registrant’s registration statement on Form 10-SB filed with the Securities and Exchange Commission (Commission File No. 0-30442) on December 30, 1999.

ITEM 9. UNDERTAKINGS.
(1)	The undersigned Registrant hereby undertakes:

	(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by ZooLink pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(b)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of ZooLink's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ZooLink pursuant to the foregoing provisions, or otherwise, ZooLink has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by ZooLink of expenses incurred or paid by a director, officer or controlling person of ZooLink in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, ZooLink will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, ZooLink certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 17th day of March, 2003.

ZOOLINK CORPORATION

By: /s/ Ali Shawkat
-----------------------------------------
Ali Shawkat
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature and Title	Date

/s/ Ali Shawkat	March 17, 2003

Ali Shawkat
President, Director
And Principal Accounting Officer